UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
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Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 5, 2007 (October 31, 2007)
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JER Investors Trust Inc.
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(Exact Name of Registrant as Specified in Charter)

Maryland	001-32564	75-3152779
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1650 Tysons Boulevard, Suite 1600, McLean, VA		22102
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (703) 714-8000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 31, 2007, the Board of Directors of JER Investors Trust Inc. (the "Company")  increased the size of the Board from 7 members to 8 members and appointed Mark Weiss, President of the Company, to the Board of Directors of the Company.  Mr. Weiss is also a managing director of J.E. Robert Company, Inc. and President of JER Commercial Debt Advisors LLC, the Company's manager.  Mr. Weiss is a member of the Company's Investment Committee and a member of the JER Fund Investment Committee. Mr. Weiss has not been appointed to any committees of the Board of Directors of the Company.

Mr. Weiss joined J.E. Robert Company, Inc. in 2006.  Prior to that, Mr. Weiss was with Goldman Sachs for sixteen years, most recently serving as a managing director for commercial and residential mortgage originations and securitizations. Mr. Weiss received a B.A. in Economics and Math from Dartmouth College and an M.B.A from the Wharton School of the University of Pennsylvania.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JER Investors Trust Inc.
(Registrant)

Date: November 5, 2007	By:	/s/ Tae-Sik Yoon

	Name:	Tae-Sik Yoon

	Title:	Chief Financial Officer